INVESCO TECHNOLOGY SECTOR FUND                                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-3826
SERIES NO.:        22

74U.    1   Number of shares outstanding (000's Omitted)
            Class A                 9,761
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                 1,103
            Class C                 1,089
            Class Y                    25

74V.    1   Net asset value per share (to nearest cent)
            Class A   $  9.48
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B               $  8.51
            Class C               $  8.51
            Class Y               $  9.79

INVESCO VAN KAMPEN MID CAP GROWTH FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-3826
SERIES NO.:        23

74U.    1   Number of shares outstanding (000's Omitted)
            Class A                48,859
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                 9,016
            Class C                 4,869
            Class R                   236
            Class Y                 1,179
            Institutional Class        --

74V.    1   Net asset value per share (to nearest cent)
            Class A               $ 27.96
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B               $ 23.22
            Class C               $ 22.91
            Class R               $ 26.28
            Class Y               $ 26.79
            Institutional Class   $ 26.78

INVESCO VAN KAMPEN SMALL CAP VALUE                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-3826
SERIES NO.:        24

74U.    1   Number of shares outstanding (000's Omitted)
            Class A                48,916
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                 2,630
            Class C                 8,081
            Class Y                 8,567

74V.    1   Net asset value per share (to nearest cent)
            Class A               $ 15.90
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B               $ 14.50
            Class C               $ 14.35
            Class Y               $ 16.05

INVESCO VAN KAMPEN UTILITY FUND                                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-3826
SERIES NO.:        25

72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A                $ 1,774
        2   Dividends for a second class of open-end company shares
            (000's Omitted)
            Class B               $   166
            Class C               $   126
            Class Y               $    10

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
        1   Dividends from net investment income
            Class A                0.3200
        2   Dividends for a second class of open-end company shares
            (form nnn.nnnn)
            Class B                0.2559
            Class C                0.2557
            Class Y                0.3409

74U.    1   Number of shares outstanding (000's Omitted)
            Class A                 5,456
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                   611
            Class C                   496
            Class Y                    11

74V.    1   Net asset value per share (to nearest cent)
            Class A               $ 17.35
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B               $ 17.26
            Class C               $ 17.25
            Class Y               $ 17.34

INVESCO VAN KAMPEN VALUE OPPORTUNITIES FUND                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-3826
SERIES NO.:        26

74U.    1   Number of shares outstanding (000's Omitted)
            Class A                 5,013
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                   880
            Class C                   928
            Class Y                   313

74V.    1   Net asset value per share (to nearest cent)
            Class A               $  8.72
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B               $  8.53
            Class C               $  8.51
            Class Y               $  8.71